FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION EARNS $7.2 MILLION
IN FOURTH QUARTER; RECORD OF $30 MILLION IN 2014

ATLANTA, GA (January 22, 2015) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the quarter and year ended December 31, 2014.
KEY RESULTS

•	Net income of $7.2 million, or $0.31, per diluted share for the quarter and $30.0 million, or $1.28, per diluted share for the year

•	Total revenue of $51.3 million for the quarter and $197.0 million for the year

•	Return on average assets of 0.98% for the quarter and 1.11% for the year

•	Tangible book value of $12.22 per share increased by $1.26, or 11.5%, year over year

•	Loan portfolio grew by $179.5 million, or 8.7%, during the quarter and $360.3 million, or 19.0%, year over year, to $2.3 billion

•	Loan servicing portfolio increased to $6.6 billion, or 28.5%, year over year

•
Continued retail expansion in Florida with full integration of the $171 million third-quarter acquisition of deposits and retail branches and an agreement to purchase an additional $38 million in deposits

Fidelity's Chairman, Jim Miller, said, "This is a quick report on where we are. The numbers are obviously quite good. We have concentrated this past year on consolidating our lines of business and positioning for increases in interest rates. Rates should finally move this year, which will be another challenge for the banking world. Despite being positioned to meet a substantial increase in commercial and industrial loan possibilities, we have continued to eschew speculative commercial property loans and have been faced with being underpriced and out-termed on quite a few loans. That wheel will turn. Our outsourced credit card lending is approaching $25 million in outstandings. Additionally, Trust Services booked $94 million in assets just since April 2014, with a backlog scheduled to be booked this quarter to take us over $100 million. The geographic footprint for mortgages, now that we are in North and South Carolina, and for Indirect, now that we are in Louisiana, is not planned for further expansion this year. SBA lending has strengthened. Single family residential lending continues strong, with our presence in Savannah, Macon, Orlando, and Tallahassee contributing. We look to add retail presence in Macon this year and will modestly grow in our existing footprint. Should an opportunity to do more with acquisitions present itself, that would be welcome. Though acquisitions are prepared for, they are not built in to our budget."

BALANCE SHEET
Total assets at December 31, 2014, grew to $3.1 billion, an increase of $223.6 million, or 7.8%, compared to September 30, 2014, and $521.1 million, or 20.3%, compared to December 31, 2013. These increases are primarily attributable to an increase in loan production, mainly in indirect and mortgage loans held for investment.
Cash and cash equivalents decreased $20.0 million, or 21.8%, compared to September 30, 2014, as cash received from the assumption of deposits from six branches in Florida was used to fund growth in loans held for investment of $179.5 million, or 8.7%, during the quarter. Other short-term borrowings increased $214.7 million, or 281.0%, compared to September 30, 2014, primarily to fund growth in loans held for sale of $44.5 million and loans held for investment of $179.5 million.
Loans
Total loans held for investment at December 31, 2014, grew to $2.3 billion, an increase of $179.5 million, or 8.7%, compared to $2.1 billion at September 30, 2014, and $360.3 million, or 19.0%, compared to $1.9 billion at December 31, 2013.
New product offerings within mortgage, new loan production offices, expansion into new markets, and an overall increase in auto sales over the prior year were the main drivers of the growth in indirect and mortgage loans. Indirect loans grew by $131.5 million and $244.0 million, or 12.1% and 25.0%, respectively, and mortgage loans increased by $43.9 million and $101.0 million, or 22.6% and 73.8%, respectively, during the quarter and year.
Construction loans increased by $15.2 million and $22.3 million, or 13.9% and 21.9%, respectively, compared to September 30, 2014, and December 31, 2013, as single family housing permits continued to grow in our market areas. Growth in commercial loans was offset by continued resolution of acquired loans.
The following table summarizes average loans by category for the periods presented.

	For the Three Months Ended			For the Year Ended
($ in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Commercial	$519,932	$529,270	$520,470	$528,380	$512,283
SBA	152,672	150,432	142,697	148,457	142,344
Construction	115,146	110,413	104,220	108,805	100,131
Indirect automobile	1,329,306	1,204,314	1,010,229	1,161,400	982,601
Installment	11,938	13,444	13,587	12,908	13,387
Residential mortgage	300,652	286,407	194,557	247,424	285,624
Home equity lines of credit	79,906	76,619	75,598	76,871	73,205
Total average loans (incl. HFS)	$2,509,552	$2,370,899	$2,061,358	$2,284,245	$2,109,575

Deposits
Total deposits at December 31, 2014, of $2.5 billion increased by $255.6 million, or 11.6%, compared to December 31, 2013. The year-over-year increase occurred primarily due to the assumption of deposits from six branches in Florida during September 2014.
Average core deposits, including noninterest-bearing demand deposits, grew by $69.8 million, or 4.3%, during the quarter and $225.6 million, or 15.6%, year over year due to core deposit growth from the continuing transaction account acquisition initiative, particularly in commercial accounts and assumption of deposits from six branches in Florida during September 2014. Noninterest-bearing demand deposits increased to 23% of total average deposits for the quarter compared to 21% for the same period last year.

Time deposits increased by $61.0 million, or 8.4%, during the quarter and $14.3 million, or 2.1%, year over year, excluding the $88.0 million in time deposits acquired during the third quarter of 2014.
The following table summarizes average deposit composition and average rate paid for the periods presented.

	For the Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
($ in millions)	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits
Noninterest-bearing demand deposits	$567.4	—%	23.5%	$574.8	—%	25.3%	$448.9	—%	20.9%
Interest-bearing demand deposits	783.9	0.25%	32.3%	712.1	0.24%	31.4%	693.0	0.29%	32.2%
Savings deposits	323.6	0.35%	13.4%	318.3	0.34%	14.1%	307.5	0.39%	14.3%
Time deposits	741.2	0.98%	30.8%	657.5	0.96%	29.2%	701.2	1.01%	32.6%
Total average deposits	$2,416.1	0.43%	100.0%	$2,262.7	0.40%	100.0%	$2,150.6	0.48%	100.0%

	For the Year Ended
	December 31, 2014			December 31, 2013
($ in millions)	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits
Noninterest-bearing demand deposits	$539.0	—%	23.9%	$417.7	—%	19.9%
Interest-bearing demand deposits	722.4	0.26%	31.9%	648.7	0.28%	30.8%
Savings deposits	316.4	0.36%	14.0%	317.8	0.41%	15.1%
Time deposits	681.9	0.98%	30.2%	719.2	1.01%	34.2%
Total average deposits	$2,259.7	0.43%	100.0%	$2,103.4	0.50%	100.0%

INCOME STATEMENT
Net Interest Margin
The net interest margin was 3.47% and 3.62% for the quarter and year ended December 31, 2014, respectively, compared to 3.58% for each of the same periods in 2013. The decrease in the net interest margin for the quarter was primarily attributable to a decrease in the yield on total loans as new loans were originated at lower yields in 2014. The increase of 4 basis points in the net interest margin for the year was primarily attributable to a decrease in subordinated debt expense compared to the same period in 2013. See "Average Balance, Interest and Yields" below.
On a linked-quarter basis, the net interest margin decreased by 9 basis points compared to 3.56% for the prior quarter, primarily due to a decrease of 12 basis points in the yield on total loans.
Interest Income
Interest income was $26.6 million and $101.7 million for the quarter and year, an increase of $2.9 million and $4.1 million, or 12.0% and 4.2%, respectively, as compared to the same periods in 2013. The increase in interest income for the quarter was primarily due to a year-over-year increase in average loans of $448.2 million, primarily in the indirect and mortgage portfolios, partially offset by a decrease in the yield on loans of 34 and 20 basis points, respectively, as new loans, on average, were originated at lower yields in 2014.
On a linked-quarter basis, interest income increased slightly, primarily due to a quarter-over-quarter increase in average loans of $138.7 million.

Interest Expense
Interest expense was $3.0 million and $11.2 million for the quarter and year, a decrease of $99,000 and $2.7 million, or 3.4% and 19.6%, respectively, as compared to the same periods in 2013. The decrease for the quarter occurred primarily due to a reduction of 4 basis points in the rate paid on deposits, partially offset by an increase in average deposits. The annual decrease primarily resulted from a decrease of $1.6 million from the repayment of $21.5 million in subordinated debt in the third quarter of 2013. In addition, the rate paid on deposits decreased by 6 basis points from year to year.
On a linked-quarter basis, interest expense increased by $291,000, or 10.7%, as the average balance of interest-bearing liabilities increased by $129.4 million, primarily due to the deposit assumption closed in September 2014. In addition, the rate paid on interest-bearing liabilities increased slightly by 2 basis points.
Noninterest Income
Noninterest income was $24.7 million and $95.3 million for the quarter and year, an increase of $7.0 million and decrease of $1.6 million, or 39.2% and 1.6%, respectively, as compared to the same periods in 2013.
The $7.0 million increase in noninterest income for the quarter was primarily related to an increase in gains on the sale of indirect and mortgage loans. Higher gains on indirect loan sales drove $1.2 million of the increase in noninterest income from indirect lending activities of $1.8 million for the quarter. Indirect loan sales totaled $122.0 million for the quarter compared to sales of $88.2 million for the same period in the prior year. Noninterest income from mortgage banking activities increased by $4.7 million for the quarter as gains on mortgage loan sales were $3.5 million higher for the quarter. Mortgage loan servicing revenue increased by $864,000 to $3.5 million for the quarter as the servicing portfolio grew to $5.4 billion at December 31, 2014.
The $1.6 million net decrease in noninterest income for the year included a decrease of $10.8 million in noninterest income from mortgage banking activities, primarily due to lower mortgage loan sales. Mortgage loan sales were $1.8 billion for the year compared to $2.7 billion in 2013. This decrease was partially offset by an increase of $9.4 million in noninterest income from indirect lending activities, primarily due to an increase in the volume of indirect loan sales. Gains on indirect loan sales for the year totaled $13.4 million on sales of $679.9 million as compared to gains of $5.4 million on $392.2 million of sales in the prior year.
On a linked-quarter basis, noninterest income decreased by $3.2 million, or 11.5%. This decrease was primarily attributable to decreases in income from indirect lending activities and mortgage banking activities of $2.5 million and $646,000, respectively. These decreases occurred primarily due to decreases in loan production and sales from quarter to quarter. See "Analysis of Indirect Lending" and "Analysis of Mortgage Lending" tables below.
Noninterest Expense
Noninterest expense was $36.6 million and $138.8 million for the quarter and year, an increase of $4.1 million and $6.4 million, or 12.6% and 4.9%, respectively, as compared to the same periods in 2013.
Salaries and benefits, occupancy, and communications expenses have increased for all periods due to the growth in employees and locations and the associated administrative support functions as the Company continues to grow. Salaries and benefits increased by $3.3 million for the quarter and $9.4 million for the year while occupancy and communication expenses increased by $921,000 and $3.4 million for the same periods.
The increase in personnel costs for the year was partially offset by a reduction in commissions expense of $4.7 million resulting from lower mortgage banking volume year over year. For the quarter, commissions expense increased by $1.3 million as mortgage production rebounded in 2014, increasing by $89.8 million compared to the fourth quarter of 2013.

Other operating expenses declined by $1.3 million and $1.6 million for the quarter and year, primarily due to decreases in ORE expenses of $1.5 million and $3.6 million compared to the same periods in the prior year, including reductions in ORE write-downs of $543,000 and $1.9 million for the same periods. ORE expenses, excluding write-downs, have decreased as dispositions of ORE continue at a faster rate than new foreclosures. The decrease in ORE expenses for the year was partially offset by increases in insurance expense and advertising expense of $785,000 and $659,000, respectively, compared to 2013.
On a linked-quarter basis, noninterest expense increased by $0.9 million, or 2.6%, which was primarily attributable to a 5.3% increase in salaries and benefits.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and trust services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.

This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2013 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Three Months Ended			As of or for the Year Ended
($ in thousands, except per share data)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
RESULTS OF OPERATIONS
Net interest income	$23,615	$23,164	$20,858	$90,441	$83,595
Provision for loan losses	556	1,859	273	531	5,440
Noninterest income	24,711	27,908	17,753	95,320	96,885
Noninterest expense	36,645	35,710	32,538	138,754	132,325
Income tax expense	3,912	4,701	1,937	16,440	15,077
Net income	7,213	8,802	3,863	30,036	27,638

PERFORMANCE
Earnings per share - basic (1)	$0.34	$0.41	$0.18	$1.41	$1.35
Earnings per share - diluted (1)	0.31	0.38	0.16	1.28	1.21
Return on average assets	0.98%	1.25%	0.61%	1.11%	1.09%
Return on average equity	10.99%	13.79%	6.54%	12.07%	12.20%
Yield on interest earning assets	3.91%	3.98%	4.08%	4.07%	4.18%
Cost of funds	0.58%	0.56%	0.64%	0.59%	0.74%
Net interest margin	3.47%	3.56%	3.58%	3.62%	3.58%

CAPITAL
Cash dividends paid per common share	$0.09	$0.09	$0.02	$0.30	$0.02
Dividend payout ratio (2)	26.47%	21.95%	11.11%	21.28%	1.48%
Tier 1 risk-based capital	11.07%	11.84%	12.71%	11.07%	12.71%
Total risk-based capital	12.01%	12.99%	13.96%	12.01%	13.96%
Leverage ratio	10.40%	10.64%	11.02%	10.40%	11.02%

BALANCE SHEET SUMMARY
Loans held for sale	$368,935	$324,442	$187,366	$368,935	$187,366
Loans	2,253,306	2,073,803	1,893,037	2,253,306	1,893,037
Allowance for loan losses	(25,450)	(28,297)	(33,684)	(25,450)	(33,684)
Total assets	3,085,225	2,861,665	2,564,168	3,085,225	2,564,168
Total deposits	2,458,022	2,459,291	2,202,452	2,458,022	2,202,452
Shareholders' equity	264,951	258,163	236,230	264,951	236,230

STOCK PERFORMANCE
Market price:
Closing (1)	$16.11	$13.70	$16.54	$16.11	$16.54
High close (1)	16.36	14.88	17.80	16.57	17.80
Low close (1)	13.55	12.98	13.32	12.80	9.35
Daily average trading volume	71,052	51,166	54,195	58,323	57,925
Shares of common stock outstanding (1)	21,365	21,327	21,343	21,365	21,343
Book value per common share (1)	$12.40	$12.10	$11.07	$12.40	$11.07
Tangible book value per common share(1)	12.22	11.92	10.96	12.22	10.96
Price to book value	1.30	1.13	1.49	1.30	1.49
Price to tangible book value	1.32	1.15	1.51	1.32	1.51
ASSET QUALITY
Total nonperforming loans	$37,616	$45,104	$59,582	$37,616	$59,582
Total nonperforming assets (3)	61,363	73,313	91,783	61,363	91,783
Nonperforming Asset Ratio (4)	2.69%	3.49%	4.77%	2.69%	4.77%
OTHER INFORMATION
Noninterest income to total revenue (5)	48.13%	51.87%	42.75%	48.39%	49.83%
Full-Time equivalent employees	1,038.0	1,011.6	889.9	1,038.0	889.9
(1) Historical periods prior to and including December 31, 2013 adjusted for stock dividends
(2) Calculated using Dividends Paid divided by Basic EPS
(3)Nonperforming assets include nonaccrual loans, loans past due 90 days or more and still accruing, repossessions and ORE.
(4) Nonperforming asset ratio is defined as nonperforming assets over gross total loans held to maturity, repossessions and ORE
(5) Total revenue is calculated as interest income plus non-interest income

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	December 31, 2014	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$71,605	$91,565	$116,559
Investment securities available-for-sale	149,590	156,331	168,865
Investment securities held-to-maturity	7,349	7,588	4,051
Loans held-for-sale	368,935	324,442	187,366
Loans	2,253,306	2,073,803	1,893,037
Allowance for loan losses	(25,450)	(28,297)	(33,684)
Loans, net of allowance for loan losses	2,227,856	2,045,506	1,859,353
Premises and equipment, net	60,857	59,650	44,555
Other real estate, net	22,564	26,999	30,982
Bank owned life insurance	59,553	34,279	33,855
Servicing rights	64,897	62,196	53,202
Other assets	52,019	53,109	65,380
Total assets	$3,085,225	$2,861,665	$2,564,168

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$558,018	$639,471	$488,224
Interest-bearing deposits
Demand and money market	788,373	778,645	701,556
Savings	321,621	312,183	325,133
Time deposits	790,010	728,992	687,539
Total deposits	2,458,022	2,459,291	2,202,452
Other borrowings	291,087	76,402	59,233
Subordinated debt	46,393	46,393	46,393
Other liabilities	24,772	21,416	19,860
Total liabilities	2,820,274	2,603,502	2,327,938

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	162,575	161,527	158,153
Accumulated other comprehensive income, net	2,814	2,367	968
Retained earnings	99,562	94,269	77,109
Total shareholders’ equity	264,951	258,163	236,230
Total liabilities and shareholders’ equity	$3,085,225	$2,861,665	$2,564,168

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended			For the Twelve Months Ended
($ in thousands, except per share data)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
INTEREST INCOME
Loans, including fees	$25,382	$24,690	$22,639	$96,664	$93,432
Investment securities	1,242	1,183	1,095	4,918	4,010
Federal funds sold and bank deposits	9	18	43	85	114
Total interest income	26,633	25,891	23,777	101,667	97,556
INTEREST EXPENSE
Deposits	2,609	2,282	2,590	9,707	10,418
Other borrowings	130	163	47	406	810
Subordinated debt	279	282	282	1,113	2,733
Total interest expense	3,018	2,727	2,919	11,226	13,961
Net interest income	23,615	23,164	20,858	90,441	83,595
Provision for loan losses	556	1,859	273	531	5,440
Net interest income after provision for loan losses	23,059	21,305	20,585	89,910	78,155
NONINTEREST INCOME
Service charges on deposit accounts	1,229	1,141	1,119	4,438	4,163
Other fees and charges	1,189	1,140	1,012	4,349	3,871
Mortgage banking activities	15,489	16,135	10,798	55,781	66,560
Indirect lending activities	3,847	6,303	2,030	18,457	9,040
SBA lending activities	1,305	1,479	492	4,987	3,640
Bank owned life insurance	304	313	308	1,673	1,273
Securities gains	—	—	188	—	189
Other	1,348	1,397	1,806	5,635	8,149
Total noninterest income	24,711	27,908	17,753	95,320	96,885
NONINTEREST EXPENSE
Salaries and employee benefits	17,926	17,022	14,660	67,006	57,645
Commissions	5,545	5,363	4,288	19,988	24,676
Occupancy	3,508	3,467	2,799	12,985	10,342
Communication	1,068	1,009	856	3,897	3,175
Other	8,598	8,849	9,935	34,878	36,487
Total noninterest expense	36,645	35,710	32,538	138,754	132,325
Income before income tax expense	11,125	13,503	5,800	46,476	42,715
Income tax expense	3,912	4,701	1,937	16,440	15,077
NET INCOME	7,213	8,802	3,863	30,036	27,638
Preferred stock dividends and discount accretion	—	—	—	—	(2,463)
Net income available to common equity	$7,213	$8,802	$3,863	$30,036	$25,175

EARNINGS PER SHARE: (1)
Basic earnings per share	$0.34	$0.41	$0.18	$1.41	$1.35
Diluted earnings per share	$0.31	$0.38	$0.16	$1.28	$1.21
Weighted average common shares outstanding-basic	21,343	21,319	21,332	21,313	18,636
Weighted average common shares outstanding-diluted	23,544	23,464	23,533	23,472	20,734

(1) Historical periods prior to and including December 31, 2013 adjusted for stock dividends

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Commercial	$524,145	$524,419	$536,435	$525,347	$530,977
SBA	134,766	143,302	136,946	138,331	134,823
Total commercial and SBA loans	658,911	667,721	673,381	663,678	665,800
Construction loans	123,994	108,823	113,873	101,443	101,698
Indirect automobile	1,219,232	1,087,710	997,117	925,101	975,223
Installment	13,372	15,647	15,892	15,932	13,473
Total consumer loans	1,232,604	1,103,357	1,013,009	941,033	988,696
Residential mortgage	158,348	119,292	93,453	68,546	60,928
Home equity lines of credit	79,449	74,610	74,898	73,392	75,915
Total mortgage loans	237,797	193,902	168,351	141,938	136,843
Loans	2,253,306	2,073,803	1,968,614	1,848,092	1,893,037

Loans held-for-sale:
Residential mortgage	181,424	161,775	191,666	112,195	127,850
SBA	12,511	17,667	8,053	8,355	9,516
Indirect automobile	175,000	145,000	140,000	60,000	50,000
Total loans held-for-sale	368,935	324,442	339,719	180,550	187,366
Total loans	$2,622,241	$2,398,245	$2,308,333	$2,028,642	$2,080,403

Noncovered loans	$2,218,493	$2,036,097	$1,923,088	$1,796,256	$1,834,675
Covered loans	34,813	37,706	45,526	51,836	58,362
Loans held-for-sale	368,935	324,442	339,719	180,550	187,366
Total loans	$2,622,241	$2,398,245	$2,308,333	$2,028,642	$2,080,403

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	As of or for the Three Months Ended			As of or for the Year Ended
($ in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Balance at beginning of period	$28,297	$28,912	$33,661	$33,684	$33,982
Net charge-offs/(recoveries):
Commercial and SBA	2,239	1,337	(147)	5,407	3,395
Construction	(151)	(41)	(250)	(1,858)	(379)
Indirect automobile and installment loans	899	614	696	2,879	3,236
Mortgage	(19)	4	102	104	528
Covered	(225)	77	(57)	139	105
Acquired, noncovered	(1)	52	—	35	30
Total net charge-offs/(recoveries)	2,742	2,043	344	6,706	6,915
Provision for loan losses (1)	556	1,859	273	531	5,440
(Decrease)/increase in FDIC loss share receivable	(661)	(431)	94	(2,059)	1,177
Balance at end of period	$25,450	$28,297	$33,684	$25,450	$33,684

Net charge-offs/(recoveries), annualized to average loans	0.50%	0.40%	0.07%	0.33%	0.38%
Average loans	$2,192,383	$2,045,464	$1,868,507	$2,015,068	$1,818,575
Allowance for loan losses as a percentage of loans	1.13%	1.36%	1.78%	1.13%	1.78%

(1) Net of benefit attributable to FDIC loss share receivable

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
NONCOVERED NONPERFORMING ASSETS
Nonaccrual loans	$34,856	$37,240	$37,340	$40,983	$40,944
Loans past due 90 days or more and still accruing	827	—	—	488	—
Repossessions	1,183	1,210	1,068	1,398	1,219
Other real estate (ORE)	14,983	18,491	19,855	19,573	24,791
Noncovered nonperforming assets	$51,849	$56,941	$58,263	$62,442	$66,954
NONCOVERED NONPERFORMING ASSET RATIOS
Loans 30-89 days past due	$4,565	$2,885	$2,874	$4,045	$5,132
Loans 30-89 days past due to loans	0.21%	0.14%	0.15%	0.23%	0.28%
Loans past due 90 days or more and still accruing to loans	0.04%	—%	—%	0.03%	—%
Nonperforming assets to loans, ORE, and repossessions	2.32%	2.77%	3.00%	3.44%	3.60%

COVERED NONPERFORMING ASSETS
Nonaccrual loans	$1,933	$7,864	$10,849	$15,617	$18,638
Other real estate	7,581	8,508	7,075	4,974	6,191
Covered nonperforming assets	$9,514	$16,372	$17,924	$20,591	$24,829

ASSET QUALITY RATIOS
Classified Asset Ratio (3)	21.49%	25.36%	24.88%	27.14%	27.66%
Including covered loans:
Nonperforming loans as a % of loans	1.67%	2.17%	2.45%	3.09%	3.15%
Nonperforming assets as a % of loans plus ORE	2.69%	3.49%	3.82%	4.04%	4.77%
ALL to nonperforming loans	67.66%	62.74%	60.00%	53.95%	56.53%
Net charge-offs/(recoveries), annualized to average loans	0.50%	0.40%	0.42%	(0.02)%	0.07%
ALL as a % of loans	1.13%	1.36%	1.47%	1.67%	1.78%
Excluding covered loans:
Nonperforming loans as a % of loans	1.61%	1.83%	1.94%	2.31%	2.23%
Nonperforming assets as a % of loans plus ORE	2.32%	2.77%	3.00%	3.44%	3.60%
ALL to nonperforming loans	71.32%	75.99%	77.43%	74.26%	82.27%
Net charge-offs/(recoveries), annualized to average loans	0.55%	0.39%	0.46%	(0.12)%	0.09%
ALL as a % of loans	1.15%	1.39%	1.50%	1.71%	1.84%

CLASSIFIED ASSETS
Classified loans (1)	$53,415	$61,161	$57,880	$63,993	$59,787
ORE and repossessions	17,218	21,287	21,633	21,279	26,401
Total classified assets (2)	$70,633	$82,448	$79,513	$85,272	$86,188

(1) Amount of SBA guarantee included	$5,271	$7,590	$6,462	$8,506	$7,869
(2) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share.
(3) Classified asset ratio is defined as classified assets as a percentage of Tier 1 capital plus allowance for loan losses.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Three Months Ended
($ in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Average loans outstanding (1)	$1,329,306	$1,204,314	$1,075,657	$1,032,592	$1,010,229
Loans serviced for others	$902,823	$863,931	$701,120	$657,082	$523,386
Past due loans:
Amount 30+ days past due	$1,547	$1,573	$1,363	$1,117	$1,561
Number 30+ days past due	143	136	125	109	130
30+ day performing delinquency rate (2)	0.11%	0.13%	0.12%	0.11%	0.15%
Nonperforming loans	$715	$795	$743	$772	$806
Nonperforming loans as a percentage of period end loans (2)	0.05%	0.06%	0.07%	0.08%	0.08%
Net charge-offs	$901	$612	$614	$733	$703
Net charge-off rate (3)	0.30%	0.23%	0.25%	0.31%	0.29%
Number of vehicles repossessed during the period	128	136	126	143	198
Average beacon score of portfolio	753	751	745	752	740
Production by state:
Alabama	$26,780	$27,845	$28,530	$22,155	$19,798
Arkansas	41,912	47,894	36,572	22,183	16,352
North Carolina	25,059	29,781	24,069	18,980	18,731
South Carolina	16,132	22,189	23,139	14,657	13,302
Florida	102,465	128,729	110,940	76,829	76,253
Georgia	69,288	72,423	54,592	45,154	43,064
Mississippi	23,736	30,525	28,569	23,941	20,341
Tennessee	22,880	28,684	22,196	15,746	13,674
Virginia	18,590	20,903	16,017	11,458	11,040
Texas (4)	50,987	49,868	39,320	15,429	5,045
Louisiana (4)	13,531	12,597	2,595	—	—
Total production by state	$411,360	$471,438	$386,539	$266,532	$237,600
Loan sales	$121,973	$244,556	$118,344	$195,027	$88,153
Portfolio yield (1)	3.07%	3.10%	3.26%	3.39%	3.48%

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category
(4)	Expanded into Texas in October of 2013 and into Louisiana in May of 2014

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	For the Three Months Ended
($ in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Average loans outstanding (1)	$300,652	$286,407	$229,292	$171,496	$194,557
Loans serviced for others	$5,413,781	$5,173,302	$4,845,166	$4,571,585	$4,371,071
% of loan production for purchases	74.93%	82.25%	86.18%	78.48%	78.72%
% of loan production for refinance loans	25.07%	17.75%	13.82%	21.52%	21.28%
Production by region:
Georgia	$311,846	$316,359	$328,936	$181,667	$259,289
Florida/Alabama	42,485	31,642	26,383	20,816	19,724
Virginia/Maryland	126,151	127,721	132,816	73,471	91,494
North and South Carolina (2)	—	—	—	—	—
Total retail	480,482	475,722	488,135	275,954	370,507
Wholesale	34,961	60,393	73,252	44,862	55,149
Total production by region	$515,443	$536,115	$561,387	$320,816	$425,656
Loan sales	$475,930	$536,490	$446,176	$328,145	$467,932
Portfolio yield (1)	3.90%	4.10%	4.05%	4.21%	4.09%

INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	For the Three Months Ended
(in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Marketing gain, net	$12,076	$12,108	$10,954	$7,991	$8,568
Origination points and fees	2,744	2,943	3,148	1,787	2,474
Loan servicing revenue	3,473	3,211	2,998	3,005	2,609
MSR amortization and impairment adjustments	(2,804)	(2,127)	(3,530)	(2,196)	(2,853)
Total mortgage banking activities	$15,489	$16,135	$13,570	$10,587	$10,798

Noncash items included in income from mortgage banking activities:
Capitalized MSR, net	$3,333	$4,062	$3,693	$2,170	$3,992
Valuation on MSR	(709)	(156)	(1,838)	(619)	(1,360)
Mark to market adjustments	588	(1,747)	1,609	1,362	344
Total noncash items	$3,212	$2,159	$3,464	$2,913	$2,976

(1) Includes held-for-sale
(2) Expanded into North and South Carolina in January 2015

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Year Ended
	December 31, 2014			December 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$2,284,245	$96,830	4.24%	$2,109,575	$93,573	4.44%
Investment securities (1)	175,174	5,141	2.93%	170,264	4,249	2.50%
Federal funds sold and bank deposits	50,828	85	0.17%	65,652	114	0.17%
Total interest-earning assets	2,510,247	102,056	4.07%	2,345,491	97,936	4.18%
Noninterest-earning assets:
Cash and due from banks	13,605			13,885
Allowance for loan losses	(30,363)			(33,512)
Premises and equipment, net	52,666			40,830
Other real estate	26,327			37,469
Other assets	143,277			138,982
Total assets	$2,715,759			$2,543,145
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$722,448	$1,889	0.26%	$648,734	$1,806	0.28%
Savings deposits	316,439	1,147	0.36%	317,845	1,319	0.41%
Time deposits	681,915	6,671	0.98%	719,205	7,293	1.01%
Total interest-bearing deposits	1,720,802	9,707	0.56%	1,685,784	10,418	0.62%
Other borrowings	134,513	406	0.30%	129,069	810	0.63%
Subordinated debt	46,393	1,113	2.40%	60,926	2,733	4.49%
Total interest-bearing liabilities	1,901,708	11,226	0.59%	1,875,779	13,961	0.74%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	539,023			417,681
Other liabilities	26,245			23,228
Shareholders’ equity	248,783			226,457
Total liabilities and shareholders’ equity	$2,715,759			$2,543,145
Net interest income/spread		$90,830	3.48%		$83,975	3.44%
Net interest margin			3.62%			3.58%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2014 and 2013, respectively, using a 35% tax rate.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Three Months Ended
	December 31, 2014			December 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$2,509,552	$25,427	4.02%	$2,061,358	$22,677	4.36%
Investment securities (1)	169,254	1,301	3.05%	173,422	1,150	2.63%
Federal funds sold and bank deposits	32,332	9	0.11%	87,842	43	0.19%
Total interest-earning assets	2,711,138	26,737	3.91%	2,322,622	23,870	4.08%
Noninterest-earning assets:
Cash and due from banks	12,461			14,906
Allowance for loan losses	(28,328)			(33,704)
Premises and equipment, net	60,496			42,571
Other real estate	25,045			32,814
Other assets	140,930			144,998
Total assets	$2,921,742			$2,524,207
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$783,896	$485	0.25%	$693,000	$507	0.29%
Savings deposits	323,605	285	0.35%	307,463	301	0.39%
Time deposits	741,216	1,839	0.98%	701,193	1,782	1.01%
Total interest-bearing deposits	1,848,717	2,609	0.56%	1,701,656	2,590	0.60%
Other borrowings	173,991	130	0.30%	67,135	47	0.28%
Subordinated debt	46,393	279	2.39%	46,393	282	2.41%
Total interest-bearing liabilities	2,069,101	3,018	0.58%	1,815,184	2,919	0.64%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	567,423			448,889
Other liabilities	24,910			25,820
Shareholders’ equity	260,308			234,314
Total liabilities and shareholders’ equity	$2,921,742			$2,524,207
Net interest income/spread		$23,719	3.33%		$20,951	3.44%
Net interest margin			3.47%			3.58%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2014 and 2013, respectively, using a 35% tax rate.